UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☑ Definitive Information Statement
STRATUM HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
(2)  Aggregate number of securities to which transaction applies:
(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:
(2)  Form, Schedule or Registration Statement No.:
(3)  Filing Party:
(4)  Date Filed:

STRATUM HOLDINGS, INC.

11011 Richmond Avenue, Suite 525
Houston, Texas 77042

NOTICE OF ACTION TAKEN BY WRITTEN
 CONSENT OF STOCKHOLDERS IN LIEU OF A MEETING

WE ARE NOT ASKING YOU FOR A PROXY, AND
 YOU ARE REQUESTED NOT TO SEND US A PROXY

October 9, 2013

To Our Stockholders:

NOTICE IS HEREBY GIVEN that on September 27, 2013, Stratum Holdings, Inc., a Nevada corporation (“Company”), received written consents from the estate of Larry M. Wright and certain members of Mr. Wright’s family (together, the “Majority Stockholders”), representing 2,123,140 shares of the Company’s common stock, or approximately 79.9% of our issued and outstanding common stock as of September 27, 2013 (“Record Date”).  The Majority Stockholders as of the Record Date have approved the following actions by written consent:

The election of one (1) director, to serve for a term of one (1) year or until his or her successor shall have been duly elected and qualified

The Majority Stockholders approved this action because the Company has been left with no directors as a result of the untimely death of the Company’s sole director, Larry M. Wright.

WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT WITH RESPECT TO THE MATTERS SET FORTH HEREIN.  Because the written consent of shareholders satisfies any applicable shareholder voting requirement of the Nevada Revised Statutes, our Articles of Incorporation, as amended, and Bylaws, we are not asking for a proxy and you are not requested to send one.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the filing of the Articles of Amendment to Amended Articles of Incorporation will not be effected until a date at least 20 days after the date on which this Information Statement has been mailed to our shareholders.  We anticipate that the actions contemplated herein will be effected on or about the close of business on October 28, 2013.

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons.

The accompanying Information Statement is for information purposes.  Please read the accompanying Information Statement carefully.

/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.
Chief Financial Officer

STRATUM HOLDINGS, INC.

11011 Richmond Avenue, Suite 525
Houston, Texas 77042

INFORMATION STATEMENT

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to shareholders of Stratum Holdings, Inc., a Nevada corporation (“Company”), a Nevada corporation, in connection with certain shareholder action taken by written consent of the holders of a majority of our outstanding shares of common stock of record as of September 27, 2013 to elect D. Hughes Watler, Jr., our current Chief Financial Officer, as the director of the Company, to serve from the date which is twenty (20) days after the date of the first mailing of this Information Statement until the next annual meeting of shareholders or until such person’s successor is duly elected and qualified.

The shareholder action was required because the Company has been left with no directors as a result of the untimely death of the Company’s sole director, Larry M. Wright.  The Majority Shareholders have taken action to install a new sole director so that the Company continues to effectively conduct the Company's business.

For the election of directors, a plurality of the votes cast at a meeting at which a quorum is present is required. Under Nevada law, however, we are permitted to obtain approval of such election by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve such action at a meeting at which all shares entitled to vote thereon were present and voted.

Record Date has been fixed as of September 27, 2013 (the “Record Date”) for the determination of shareholders who are entitled to give consent and to receive this Information Statement. As of the Record Date, except for our common stock, there are no outstanding shares of any other class of the Company’s stock which might be entitled to vote on the election of directors.

In order to eliminate the costs of and time involved in holding a meeting of our shareholders, we have obtained the requisite written consents to this action from five (5) shareholders who or which, as of the Record Date, representing 2,123,140 shares of the Company’s common stock, or approximately 79.9% of our issued and outstanding common stock as of September 27, 2013

The election of the director will become effective twenty (20) days after the date of the first mailing of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT WITH RESPECT TO THE MATTERS SET FORTH HEREIN.

Why was a Shareholder Vote Needed?

The Corporation's board of directors generally has one member, who is to be elected by the Shareholders annually. The Majority Stockholders voted to elect one new director, Mr. D. Hughes Watler, Jr., our current Chief Financial Officer, to serve for a one year period.

What Is the Purpose of the Information Statement?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our shareholders as of the close of business on the Record date of the corporate actions expected to be taken pursuant to the written consent of Majority Stockholders.  Specifically, holders of our voting stock entitled to cast 79.9% of the votes elected Mr. D. Hughes Watler, Jr. as the sole director of the Company.

Who Is Entitled to Notice?

All holders of shares of our common stock as of the close of business on the Record Date were entitled to notice of the Proposals.  As of the Record Date, there were 2,655,738 shares of common stock issued and outstanding.

What Vote Was Required to Approve the Proposals?

The approval of each of the Election is by plurality of the votes cast, with each share entitled to one vote.  Under Nevada corporate law and our governing documents, all the activities requiring shareholder approval may be taken by obtaining the written consent in lieu of a meeting of the shareholders. Each share of our common stock is entitled to one (1) vote on each matter.  Because shareholders entitled to cast a number of votes equal to 79.9% of our total voting stock approved the election of Mr. D. Hughes Watler, Jr, no action by the other shareholders is required at this time.

Who is paying the cost of this Information Statement?

We will pay the cost of preparing and sending out this Information Statement. Only one Information Statement is being delivered to two or more stockholders who share an address unless the Company receives contrary instructions from one or more of the stockholders.  The Company will promptly deliver upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive separate copies of information or proxy statements, annual reports, or notices of internet availability, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by telephoning the Company’s offices at (713) 479-7050.

Will Shareholders Receive Dissenters’ or Appraisal Rights?

No dissenters' or appraisal rights are available to shareholders under the Nevada Revised Statutes.

PROPOSAL

ELECTION OF DIRECTOR

The Corporation's board of directors generally consists of at least one (1) director, who is to be elected by the Shareholders annually. The directors serve until the next annual meeting of the shareholders or until their respective successors are duly elected and qualified.

The Majority Shareholders have elected Mr. D. Hughes Watler, Jr., our current Chief Financial Officer, to serve as a director.  The election of directors at the annual meeting of shareholders generally requires the vote of the shareholders of the Company’s securities entitled to vote on such issue. Currently, the only class of securities outstanding is the common stock of the Company and that class is the only class entitled to vote on the election of directors. Election is by plurality of the votes cast, with each share entitled to one vote.

On September 27, 2013, by written consent, five (5) shareholders whose shares represent 79.9% of the outstanding shares of the Company’s common stock as of the Record Date, have voted to elect Mr. D. Hughes Watler, Jr. Accordingly there is no need to have a shareholders’ meeting to consider such action. You are hereby being notified of the election of the named director.

The following table sets forth information regarding our newly elected sole director.

NAME	AGE	POSITIONS

D. Hughes Watler, Jr.	65	Director, Chief Financial Officer and acting senior executive officer

 D. Hughes Watler, Jr., has served as Chief Financial Officer since February 2007 after initially joining the Company as Vice President-Capital Markets in September 2006.  He previously served as Senior Vice President & Chief Financial Officer of Goodrich Petroleum Corporation (NYSE: GDP) from March 2003 to May 2006 and as a financial officer of several other public and private energy companies.  He was formerly an audit partner with Price Waterhouse LLP.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our by-laws.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We currently have five employees in the Company.

Director or Officer Involvement in Certain Legal Proceedings

To the Company’s knowledge, during the past ten (10) years, none of the following occurred with respect to one of our present or former directors or executive officers: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Material Proceedings Adverse to Company

To the Company’s knowledge, no director, officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent (5%) of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Transactions with Related Persons

In the year ended December 31, 2012, the Company partially repaid stockholder notes and advances from a company owned by Larry M. Wright in the net amount of $305,286.  As of December 31, 2012, the outstanding balance of such advances owed to the company owned by Mr. Wright was $14,714.  Such unsecured advances accrue interest at the rate 10% per annum.  In addition, the Company has granted a second lien on its oil and gas properties to a former stockholder in the amount of approximately $900,000.

Board Committees

The Company currently has not established any committees of the Board. Our Board may designate from among its members an executive committee and one or more other committees in the future. We do not have a nominating committee or a nominating committee charter. Further, we do not have a policy with regard to the consideration of any director candidates recommended by security holders.. The entire Board performs all functions that would otherwise be performed by committees. Given the present size of our Board it is not practical for us to have committees. If we are able to grow our business and increase our operations, we intend to expand the size of our Board and allocate responsibilities accordingly.

Ethics and Code of Conduct

The Board and management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Company has not formally adopted a code of ethics, however, it will consider the adoption of a code of ethics at a future date as growth and other circumstances should dictate.  At the present time, we are a small company with only five employees and our management is in close contact with the daily activities of all employees.  Accordingly, we do not believe that it would represent a cost effective use of our limited financial resources to incur the legal fees and other expenses that would be required to implement a formal code of ethics pursuant to Item 406 of Regulation S-K.

Director Independence

We are not currently subject to any standards regarding the “independence” of directors on our Board, or otherwise subject to any requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.  Mr. Watler is not considered to be an “independent” director as the term is defined by The Nasdaq Stock Market.

Director and Executive Compensation

General

We do not currently pay any form of compensation to non-employee directors.

The following table summarizes certain information with respect to the compensation earned by the Company’s executive officers for services rendered in all capacities during the years indicated.

Summary Compensation Table

						Nonequity	Nonqual.
	Fiscal	Annual Compensation		Stock	Option	Incentive	Deferred	All Other		Total
Name & Principal Position	Year	Salary	Bonus	Awards	Awards	Comp.	Comp.	Comp.		Comp.

Larry M. Wright	2012	$252,000	$20,000	$-	$-	$-	$-	$4,050	(1)	$276,050
Chairman & CEO	2011	$277,500	$10,000	$-	$-	$-	$-	$-	(1)	$287,500

D. Hughes Watler, Jr.	2012	$90,000	$-	$-	$-	$-	$-	$2,700	(1)	$92,700
Chief Financial Officer	2011	$93,750	$30,000	$-	$-	$-	$-	$3,712	(1)	$127,462

(1) Represents the Company’s matching contribution to a company sponsored 401(k) Plan on behalf of each officer. Mr. Watler participated in the 401(k) Plan in the full years ended December 31, 2012 and 2011, while Mr. Wright did not commence his participation until the year ended December 31, 2012

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth all outstanding stock and option awards held by our named executive officers as of December 31, 2012.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Larry M. Wright	-0-	-0-	N/A	N/A
D. Hughes Watler, Jr.	-0-	-0-	N/A	N/A

Employment Agreement

The Company does not currently have any employment agreements with its officers or directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the Exchange Act, our directors, our executive officers, and any persons holding more than 10% of our common stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and we are required to report any failure to file by these dates during the year fiscal ended December 31, 2012.  The Company is not aware of any such persons who have not filed timely reports required by Section 16(a) of the Exchange Act for the year ended December 31, 2012.

NO RIGHTS OF APPRAISAL

Under the laws of the State of Nevada and the Company’s certificate of incorporation and by-laws, each as amended, shareholders are not entitled to appraisal rights or other dissenters’ rights with respect to the election of directors, and we will not independently provide shareholders with any such right.

NO ADDITIONAL VOTES WILL BE NEED TO APPROVE THE ACTIONS

The election of directors requires the approval of the holders of the outstanding shares of our common stock on the Record Date. Election of directors is made by the vote of a plurality of the votes cast at a meeting at which a quorum of shareholders is present. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote.

Nevada law, however, allows actions to be approved by the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve such action at a meeting at which all shares entitled to vote thereon were present and voted.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the Record Date, 2,655,738 shares of common stock were issued and outstanding. Only holders of record of our voting stock at the close of business on the Record Date were entitled to participate in the written consent of Company stockholders. Each share of common stock was entitled to one (1) vote for each share of common stock held by such shareholder.

The following table sets forth, as of such date, information with respect to shares beneficially owned by: (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this rule, shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date of this table. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by the person by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person does not necessarily reflect the person's actual voting power.  To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of the individuals and entities listed is 11011 Richmond Ave., Suite 525, Houston, Texas 77042.

	Beneficial Ownership
Directors and Executive Officers	Amount	Percent
D. Hughes Watler, Jr. (1)	2,000	*
Directors and Executive Officers as a Group (2)	2,000	*

Other 5% Beneficial Owners
Estate of Larry M. Wright (3)	1,828,740	68.9
Larry M. Wright, II (4)	268,400	10.0

* Less than 1%

(1)	Includes the following securities: (a) 2,000 shares of Common Stock held by Mr. Watler on his own behalf; and (b) no currently vested options or warrants to purchase shares of Common Stock.

(2)
Includes the following securities: (a) 2,000 shares of Common Stock held by Directors and Officers on their own behalf; and (b) no currently vested options or warrants held by Directors and Officers to purchase shares of Common Stock.

(3)
Includes the following securities: (a) 1,828,740 shares of Common Stock held by Mr. Wright on his own behalf; and (b) no currently vested options or warrants to purchase shares of Common Stock.  Pursuant to the Fort Bend County Probate Court, Paula M. Wright, as the Executor of Mr. Wright’s estate has voting and investment controls over Mr. Wright’s stock.  The address for Ms. Wright is 5522 Spring Blossom Court, Katy, Texas 77450.

(4)
Includes the following securities: (a) 262,400 shares of Common Stock held by Mr. Wright, II on his own behalf; and (b) 6,000 shares of Common Stock owned of record by his wife.  Larry M. Wright, II is the adult son of Larry M. Wright and has been employed in a management position by the Company since June 2008.  The address of Mr. Wright, II is 11011 Richmond Avenue, Suite 525, Houston, Texas 77042.

ADDITIONAL INFORMATION

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-0213. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company’s filings are also available to the public on the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

By Order of the Majority Shareholders
October 9, 2013

/s/ D. Hughes Watler, Jr.
D. Hughes Watler, Jr.